Exhibit 21.1

List of Subsidiaries of SharonAI Holdings Inc.

Name of Subsidiaries	Jurisdiction
SharonAI Inc.	Delaware
SharonAI Hosting LLC	Delaware
SharonAI Operations LLC	Delaware
SharonAI US No.1 LLC	Delaware
SharonAI Pty Ltd	Australia
Distributed Storage Solutions Pty Ltd	Australia
SAI Agent Pty Ltd	Australia
SharonAI NZ Ltd	New Zealand
SAI AU Holding Co	Australia
SAI AU THC No.1 Pty Ltd	Australia
SAI AU THC No.2 Pty Ltd	Australia
SAI AU THC No.3 Pty Ltd	Australia
SAI AU THC No.4 Pty Ltd	Australia
SAI AU THC No.5 Pty Ltd	Australia
SAI AU THC No.6 Pty Ltd	Australia
SAI AU THC No.7 Pty Ltd	Australia
SAI AU THC No.9 Pty Ltd	Australia
SAI AU THC No.10 Pty Ltd	Australia
SAI AU SHC No.1 Pty Ltd	Australia
SAI AU SHC No.2 Pty Ltd	Australia
SAI AU SHC No.3 Pty Ltd	Australia
SAI AU SHC No.4 Pty Ltd	Australia
SAI AU SHC No.5 Pty Ltd	Australia
SAI AU SHC No.6 Pty Ltd	Australia
SAI AU SHC No.7 Pty Ltd	Australia
SAI AU SHC No.9 Pty Ltd	Australia
SAI AU SHC No.10 Pty Ltd	Australia
SAI AU No.1 Pty Ltd	Australia
SAI AU No.2 Pty Ltd	Australia
SAI AU No.3 Pty Ltd	Australia
SAI AU No.4 Pty Ltd	Australia
SAI AU No.5 Pty Ltd	Australia
SAI AU No.6 Pty Ltd	Australia
SAI AU No.7 Pty Ltd	Australia
SAI AU No.9 Pty Ltd	Australia
SAI AU No.10 Pty Ltd	Australia
BarryAI Holdings Pty Ltd	Australia
BarryAI Australia Pty Ltd	Australia
BarryAI Property Pty Ltd	Australia
BarryAI Services Pty Ltd	Australia
BAI Assets Pty Ltd	Australia